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                                                                  EXHIBIT 10.259

GMAC
FINANCIAL
SERVICES

               Fax

Date           January 28, 2004

Total Pages    1

From           John Wright

To             Todd Carter
Company        Brown & Brown Chevrolet
Fax Number     480-827-3215

Regarding      Meadow Valley Corporation

Message This is to confirm our conversation regarding the four pending deliveries to Meadow Valley Corporation.

               GMAC is agreeable to financing four additional vehicles with a maximum amount to finance of $ 110,000.00 representing four vehicles at 80% of factory invoice for Retail terms to 60-months.

               Please call me if you have any questions or need additional information at 1-800-471-4622.

               Thank you,
               John

               PRIVILEGED AND CONFIDENTIAL

               The information contained in this facsimile is confidential and may also be attorney-client privileged. The information is intended only for the use of the individual or entry to whom it is addressed. If you are not the intended recipient, or the agent or employee responsible to deliver it to the intended recipient, you are hereby notified that any use, dissemination, distribution or copying of this communication is strictly prohibited. If you have received this facsimile in error, please immediately notify us by telephone and return the original message to us at the address below via the U.S. Postal Service. Thank You.

GMAC Financial Services
1301 West George Bush Highway Suite 140 Richardson, TX 75080
Telephone Number: 972-473-7018, Fax Number: 1-866-597-4798